Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated as of November 14, 2018 (the “Amendment”), to the Employment Agreement, dated November 24, 2014 (the “Agreement”), is entered into between Richard Cunningham (“Employee”) and Icagen, Inc. (“Corporation”).

WITNESSETH:

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Executive Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Amendment. Section 3(a)(i) is hereby deleted in their entirety and replaced with the following:

(i) Base Salary. Executive shall receive an annual base salary of Three Hundred Seventy Thousand Dollars ($375,000) for the Term (the “Base Salary”), payable semi-monthly.

2. Severability. If any of the provisions of this Amendment are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

ICAGEN, INC.

By:	/s/ Mark Korb	/s/ Richard Cunningham
Name:	Mark Korb	RICHARD CUNNINGHAM
Title:	Chief Financial Officer